Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations 203.338.6799 peter.goulding@peoples.com
MEDIA CONTACT:	Valerie Carlson
Corporate Communications 203.338.2351 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

October 16, 2014

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER NET INCOME AND OPERATING EARNINGS OF $0.21 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $61.6 million, or $0.21 per share, for the third quarter of 2014, compared to $58.5 million, or $0.19 per share, for the third quarter of 2013, and $72.3 million, or $0.24 per share, for the second quarter of 2014. Included in the second quarter’s results is a net after-tax gain of $13.4 million ($0.04 per share) resulting from the formation of a merchant services joint venture. Operating earnings were $63.0 million, or $0.21 per share, for the third quarter of 2014, compared to $60.8 million, or $0.20 per share, for the third quarter of 2013, and $59.9 million, or $0.20 per share, for the second quarter of 2014.

The Company’s Board of Directors declared a $0.165 per share quarterly dividend, payable November 15, 2014 to shareholders of record on November 1, 2014. Based on the closing stock price on October 15, 2014, the dividend yield on People’s United Financial common stock is 4.7 percent.

“Strong business fundamentals, ongoing ability to leverage our brand in attractive markets, and prospects for growth continue to be the foundations of our operating strength,” said Jack Barnes, President and Chief Executive Officer. “This quarter’s performance reflects annualized loan growth of eight percent and organic deposit growth of five percent, driven by ongoing strategic investments in people, products, services and our strong commitment to fostering customer relationships across the franchise. At the same time we continue to maintain superior asset quality metrics. The increase in net interest income over the past several quarters primarily reflects growth in the loan portfolio despite a challenging rate environment and declining income on acquired loans.”

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People’s United Financial, Inc. Reports 3Q Earnings

“Results this quarter reflect ongoing revenue growth and effective expense control,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The net interest margin continues to be impacted by strong loan originations at rates lower than our existing portfolio. We certainly are pleased with our ability to manage operating expenses over the past several quarters, considering the number of strategic investments we continue to make in people and services, and in the face of increasing regulatory compliance costs.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.13 percent in the third quarter of 2014, compared to 0.10 percent in the second quarter of 2014 and 0.17 percent in the third quarter of 2013. For the originated loan portfolio, non-performing loans equaled 0.79 percent of loans at September 30, 2014, compared to 0.82 percent at June 30, 2014 and 1.10 percent at September 30, 2013.

Operating return on average assets was 0.74 percent for the third quarter of 2014, compared to 0.72 percent for the second quarter of 2014 and 0.78 percent for the third quarter of 2013. Operating return on average tangible stockholders’ equity was 9.9 percent for the third quarter of 2014, compared to 9.6 percent for the second quarter of 2014 and 9.8 percent for the third quarter of 2013.

At September 30, 2014, People’s United Financial’s tier 1 common and total risk-based capital ratios were 9.9 percent and 12.3 percent, respectively, and the tangible equity ratio stood at 7.8 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 10.7 percent and 13.3 percent, respectively, at September 30, 2014.

People’s United Financial, a diversified financial services company with $35 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 407 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.2 billion at both September 30, 2014 and June 30, 2014.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2014 Financial Highlights

Summary

•	Net income was $61.6 million, or $0.21 per share.

•	Operating earnings were $63.0 million, or $0.21 per share.

•	Net interest income on a fully taxable equivalent basis increased $0.5 million from 2Q14 and totaled $233.3 million in 3Q14.

•	Interest income on acquired loans decreased $2.8 million to $18.9 million.

•	3Q14 includes a full quarter of interest expense on subordinated notes issued in June 2014 ($1.4 million).

•	Net interest margin decreased eight basis points from 2Q14 to 3.05%.

•	The effect of one more calendar day in 3Q14 benefitted the margin by two basis points.

•	The effect of new loan volume at rates lower than the existing portfolio reduced the margin by six basis points.

•	The impact from a full quarter of subordinated notes interest expense reduced the margin by two basis points.

•	Provision for loan losses totaled $12.4 million.

•	Net loan charge-offs totaled $8.1 million, of which $3.9 million related to loans with previously-established specific reserves (includes one commercial real estate charge-off totaling $3.3 million).

•	Net loan charge-off ratio of 0.13% in 3Q14 (0.08% excluding the commercial real estate charge-off).

•	Reflects a $6.2 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $2.0 million.

•	Non-interest income was $84.0 million in 3Q14 compared to $79.5 million in 2Q14 excluding the gain on the merchant services joint venture ($20.6 million in 2Q14).

•	Insurance revenue increased $2.0 million, primarily reflecting the seasonal nature of insurance renewals.

•	Commercial banking lending fees increased $1.2 million.

•	Net gains on sales of residential mortgage loans increased $1.1 million.

•	Bank service charges increased $0.5 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.7 billion and $5.5 billion, respectively, at both September 30, 2014 and at June 30, 2014.

•	Non-interest expense totaled $208.8 million in 3Q14 compared to $208.3 million in 2Q14.

•	Operating non-interest expense was $206.7 million in both 3Q14 and 2Q14.

•	Compensation and benefits expense decreased $1.2 million, primarily reflecting lower severance, payroll and benefit-related costs in 3Q14.

•	The efficiency ratio in 3Q14 improved to 61.4% from 61.8% in 2Q14, reflecting an increase in adjusted total revenues.

•	Non-operating expenses totaled $2.1 million in 3Q14 compared to $1.6 million in 2Q14.

•	Effective income tax rate was 32.5% for 3Q14 and 34.0% for the first nine months of 2014, compared to 33.1% for the full-year of 2013 (31.2% for 3Q13).

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Commercial banking loans increased $284 million, or 6% annualized, from June 30, 2014.

•	Average commercial banking loans totaled $18.8 billion in 3Q14, an increase of $636 million, or 14% annualized, from 2Q14.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 0.76% at September 30, 2014 compared to 0.77% at June 30, 2014.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $154.0 million at September 30, 2014 compared to $154.9 million at June 30, 2014.

•	Net loan charge-offs totaled $5.9 million, or 0.13% annualized, of average commercial banking loans in 3Q14, compared to $4.9 million, or 0.11% annualized, in 2Q14.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 0.92% at both September 30, 2014 and June 30, 2014.

•	The commercial banking originated allowance for loan losses represented 120% of originated non-performing commercial banking loans at both September 30, 2014 and June 30, 2014.

•	Commercial deposits totaled $7.0 billion at September 30, 2014 compared to $6.6 billion at June 30, 2014.

Retail Banking

•	Residential mortgage loans increased $188 million, or 17% annualized, from June 30, 2014.

•	Average residential mortgage loans totaled $4.6 billion in 3Q14, an increase of $94 million, or 8% annualized, from 2Q14.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.93% at September 30, 2014 compared to 1.04% at June 30, 2014.

•	Net loan charge-offs totaled $0.7 million, or 0.06% annualized, of average residential mortgage loans in 3Q14, compared to $0.5 million, or 0.05% annualized, in 2Q14.

•	Home equity loans increased $31 million, or 6% annualized, from June 30, 2014.

•	Average home equity loans totaled $2.1 billion in 3Q14, unchanged from 2Q14.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.80% at September 30, 2014 compared to 0.88% at June 30, 2014.

•	Net loan charge-offs totaled $1.2 million, or 0.24% annualized, of average home equity loans in 3Q14, compared to $0.8 million, or 0.14% annualized, in 2Q14.

•	Retail deposits (excluding brokered deposits) totaled $16.0 billion at September 30, 2014 compared to $16.2 billion at June 30, 2014.

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 16, 2014, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Earnings Data:
Net interest income (fully taxable equivalent)	$233.3	$232.8	$231.8	$229.5	$227.8
Net interest income	228.5	228.2	227.1	224.9	223.5
Provision for loan losses	12.4	8.8	9.5	10.0	12.1
Non-interest income (1)	84.0	100.1	79.9	82.5	86.1
Non-interest expense	208.8	208.3	216.7	208.7	212.5
Operating non-interest expense (2)	206.7	206.7	211.5	207.7	209.2
Income before income tax expense	91.3	111.2	80.8	88.7	85.0
Net income	61.6	72.3	53.1	59.3	58.5
Operating earnings (2)	63.0	59.9	56.5	60.0	60.8
Selected Statistical Data:
Net interest margin (3)	3.05%	3.13%	3.17%	3.24%	3.30%
Return on average assets (3)	0.72	0.87	0.65	0.75	0.75
Operating return on average assets (2), (3)	0.74	0.72	0.69	0.75	0.78
Return on average tangible assets (3)	0.77	0.93	0.69	0.80	0.80
Return on average stockholders’ equity (3)	5.3	6.3	4.7	5.2	5.1
Return on average tangible stockholders’ equity (3)	9.7	11.6	8.7	9.7	9.4
Operating return on average tangible stockholders’ equity (2), (3)	9.9	9.6	9.3	9.8	9.8
Efficiency ratio (2)	61.4	61.8	63.9	62.8	62.2
Common Share Data:
Basic and diluted earnings per share	$0.21	$0.24	$0.18	$0.20	$0.19
Operating earnings per share (2)	0.21	0.20	0.19	0.20	0.20
Dividends paid per share	0.165	0.165	0.1625	0.1625	0.1625
Dividend payout ratio	80.2%	68.4%	91.5%	84.1%	86.0%
Operating dividend payout ratio (2)	78.4	82.5	86.0	83.0	82.7
Book value per share (end of period)	$15.52	$15.46	$15.35	$15.28	$15.07
Tangible book value per share (end of period) (2)	8.49	8.41	8.26	8.17	8.14
Stock price:
High	15.32	15.23	15.70	15.25	15.67
Low	14.24	14.00	13.73	14.09	14.07
Close (end of period)	14.47	15.17	14.87	15.12	14.38
Common shares (end of period) (in millions)	299.92	299.79	299.49	298.90	307.72
Weighted average diluted common shares (in millions)	298.44	298.24	297.72	302.17	307.56

(1)	Three months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Nine Months Ended September 30,
(dollars in millions, except per share data)	2014	2013
Earnings Data:
Net interest income (fully taxable equivalent)	$697.9	$676.3
Net interest income	683.8	663.7
Provision for loan losses	30.7	33.7
Non-interest income (1)	264.0	259.2
Non-interest expense	633.8	630.3
Operating non-interest expense (2)	624.9	618.6
Income before income tax expense	283.3	258.9
Net income	187.0	173.1
Operating earnings (2)	179.4	181.1
Selected Statistical Data:
Net interest margin (3)	3.12%	3.33%
Return on average assets (3)	0.75	0.75
Operating return on average assets (2), (3)	0.72	0.79
Return on average tangible assets (3)	0.80	0.81
Return on average stockholders’ equity (3)	5.4	4.8
Return on average tangible stockholders’ equity (3)	10.0	8.6
Operating return on average tangible stockholders’ equity (2), (3)	9.6	9.0
Efficiency ratio (2)	62.4	62.1
Common Share Data:
Basic and diluted earnings per share	$0.62	$0.55
Operating earnings per share (2)	0.60	0.58
Dividends paid per share	0.4925	0.4850
Dividend payout ratio	78.8%	89.5%
Operating dividend payout ratio (2)	82.2	85.6
Book value per share (end of period)	$15.52	$15.07
Tangible book value per share (end of period) (2)	8.49	8.14
Stock price:
High	15.70	15.67
Low	13.73	12.22
Close (end of period)	14.47	14.38
Common shares (end of period) (in millions)	299.92	307.72
Weighted average diluted common shares (in millions)	298.14	315.37

(1)	Nine months ended September 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013
Financial Condition Data:
General:
Total assets	$34,775	$33,921	$33,112	$33,214	$31,511
Loans	25,954	25,455	24,629	24,390	23,227
Securities	4,687	4,580	4,690	5,033	4,379
Short-term investments (1)	508	99	73	124	148
Allowance for loan losses	197	193	190	188	188
Goodwill and other acquisition-related intangible assets	2,109	2,115	2,121	2,127	2,134
Deposits	25,261	24,089	23,666	22,557	22,190
Borrowings	3,416	3,773	3,887	5,057	3,621
Notes and debentures	1,022	1,040	639	639	639
Stockholders’ equity	4,655	4,636	4,596	4,568	4,638
Total risk-weighted assets (2)	26,966	26,591	25,749	25,386	23,731
Non-performing assets (3)	229	233	231	248	271
Net loan charge-offs	8.1	6.5	7.0	10.4	9.6
Average Balances:
Loans	$25,611	$24,856	$24,248	$23,598	$22,916
Securities (4)	4,691	4,674	4,908	4,550	4,529
Short-term investments (1)	254	206	121	146	179
Total earning assets	30,556	29,736	29,277	28,294	27,624
Total assets	34,150	33,273	32,799	31,822	31,216
Deposits	24,660	23,851	22,863	22,379	22,066
Total funding liabilities	29,125	28,305	27,850	26,817	26,168
Stockholders’ equity	4,648	4,609	4,564	4,574	4,622
Ratios:
Net loan charge-offs to average total loans (annualized)	0.13%	0.10%	0.12%	0.18%	0.17%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.92	0.96	1.00	1.08	1.26
Originated allowance for loan losses to:
Originated loans (3)	0.75	0.75	0.78	0.78	0.82
Originated non-performing loans (3)	94.1	91.7	92.7	81.9	74.8
Average stockholders’ equity to average total assets	13.6	13.9	13.9	14.4	14.8
Stockholders’ equity to total assets	13.4	13.7	13.9	13.8	14.7
Tangible stockholders’ equity to tangible assets (5)	7.8	7.9	8.0	7.9	8.5
Total risk-based capital (2)	12.3	12.5	11.2	11.3	12.6

(1)	Includes securities purchased under agreements to resell.
(2)	Consolidated.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
(in millions)	2014	2014	2013	2013
Assets
Cash and due from banks	$312.0	$464.1	$350.8	$447.3
Short-term investments	207.6	98.9	123.6	147.9

Total cash and cash equivalents	519.6	563.0	474.4	595.2

Securities purchased under agreements to resell	300.0	—	—	—

Securities:
Trading account securities, at fair value	8.3	8.3	8.3	6.3
Securities available for sale, at fair value	3,873.0	3,724.0	4,208.2	4,194.8
Securities held to maturity, at amortized cost	630.1	672.1	640.5	56.0
Federal Home Loan Bank stock, at cost	175.7	175.7	175.7	122.0

Total securities	4,687.1	4,580.1	5,032.7	4,379.1

Loans held for sale	33.4	34.4	23.3	28.5

Loans:
Commercial	9,711.4	9,544.4	8,895.2	8,457.2
Commercial real estate	9,310.6	9,193.2	8,921.6	8,393.1
Residential mortgage	4,739.8	4,552.0	4,416.6	4,235.8
Consumer	2,192.5	2,165.4	2,156.9	2,141.3

Total loans	25,954.3	25,455.0	24,390.3	23,227.4
Less allowance for loan losses	(196.9)	(192.6)	(187.8)	(188.2)

Total loans, net	25,757.4	25,262.4	24,202.5	23,039.2

Goodwill and other acquisition-related intangible assets	2,108.7	2,114.9	2,127.3	2,133.9
Bank-owned life insurance	342.6	341.3	339.4	338.3
Premises and equipment	282.5	289.3	304.1	314.2
Other assets	743.6	735.8	710.0	682.2

Total assets	$34,774.9	$33,921.2	$33,213.7	$31,510.6

Liabilities
Deposits:
Non-interest-bearing	$5,500.4	$5,542.3	$5,312.2	$5,105.7
Savings, interest-bearing checking and money market	14,747.3	14,115.0	12,862.2	12,657.5
Time	5,013.6	4,431.4	4,382.9	4,426.4

Total deposits	25,261.3	24,088.7	22,557.3	22,189.6

Borrowings:
Federal Home Loan Bank advances	2,467.5	2,798.2	3,719.8	2,370.6
Customer repurchase agreements	475.6	441.6	501.2	539.5
Federal funds purchased	469.0	331.0	825.0	704.0
Repurchase agreements	1.0	199.7	1.0	1.0
Other borrowings	2.7	2.5	10.0	6.3

Total borrowings	3,415.8	3,773.0	5,057.0	3,621.4

Notes and debentures	1,021.5	1,040.0	639.1	639.0
Other liabilities	421.3	384.0	391.9	423.0

Total liabilities	30,119.9	29,285.7	28,645.3	26,873.0

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,285.7	5,281.1	5,277.0	5,272.7
Retained earnings	812.1	800.6	779.0	770.5
Accumulated other comprehensive loss	(124.5)	(126.2)	(155.1)	(202.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(160.8)	(162.6)	(166.2)	(168.0)
Treasury stock, at cost	(1,161.4)	(1,161.3)	(1,170.2)	(1,039.0)

Total stockholders’ equity	4,655.0	4,635.5	4,568.4	4,637.6

Total liabilities and stockholders’ equity	$34,774.9	$33,921.2	$33,213.7	$31,510.6

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per share data)	2014	2014	2014	2013	2013
Interest and dividend income:
Commercial real estate	$89.2	$88.6	$88.7	$88.5	$90.0
Commercial	89.1	87.5	85.3	86.7	86.4
Residential mortgage	38.1	37.8	37.8	36.4	34.7
Consumer	18.5	18.4	18.3	18.7	18.6

Total interest on loans	234.9	232.3	230.1	230.3	229.7
Securities	23.6	24.1	25.1	22.8	22.0
Loans held for sale	0.3	0.2	0.1	0.2	0.5
Short-term investments	0.1	0.1	0.1	0.1	—

Total interest and dividend income	258.9	256.7	255.4	253.4	252.2

Interest expense:
Deposits	20.2	19.7	19.3	19.7	20.1
Borrowings	2.8	2.8	3.1	2.9	2.7
Notes and debentures	7.4	6.0	5.9	5.9	5.9

Total interest expense	30.4	28.5	28.3	28.5	28.7

Net interest income	228.5	228.2	227.1	224.9	223.5
Provision for loan losses	12.4	8.8	9.5	10.0	12.1

Net interest income after provision for loan losses	216.1	219.4	217.6	214.9	211.4

Non-interest income:
Bank service charges	33.3	32.8	30.5	31.8	33.3
Investment management fees	10.7	10.6	9.8	9.6	9.2
Operating lease income	10.2	9.9	11.3	9.4	8.7
Insurance revenue	8.8	6.8	7.7	6.7	9.1
Commercial banking lending fees	8.6	7.4	8.8	9.5	9.2
Brokerage commissions	3.4	3.6	3.2	3.7	3.3
Customer interest rate swap income, net	1.8	2.2	1.4	3.9	3.2
Net gains on sales of residential mortgage loans	1.1	—	0.8	1.0	3.9
Net losses on sales of acquired loans	(0.2)	(0.4)	—	(0.1)	—
Gain on merchant services joint venture, net of expenses	—	20.6	—	—	—
Other non-interest income	6.3	6.6	6.4	7.0	6.2

Total non-interest income	84.0	100.1	79.9	82.5	86.1

Non-interest expense:
Compensation and benefits	108.1	109.3	110.4	107.6	106.9
Occupancy and equipment	36.4	36.6	38.0	36.5	36.7
Professional and outside service fees	14.3	14.9	15.3	15.7	16.1
Operating lease expense	8.7	8.7	11.1	8.4	7.8
Regulatory assessments	8.5	9.0	8.7	8.4	8.6
Amortization of other acquisition-related intangible assets	6.2	6.2	6.2	6.6	6.5
Other non-interest expense	26.6	23.6	27.0	25.5	29.9

Total non-interest expense (1)	208.8	208.3	216.7	208.7	212.5

Income before income tax expense	91.3	111.2	80.8	88.7	85.0
Income tax expense	29.7	38.9	27.7	29.4	26.5

Net income	$61.6	$72.3	$53.1	$59.3	$58.5

Basic and diluted earnings per common share	$0.21	$0.24	$0.18	$0.20	$0.19

(1)	Total non-interest expense includes $2.1 million, $1.6 million, $5.2 million, $1.0 million and $3.3 million of non-operating expenses for the three months ended Sept. 30, 2014, June 30, 2014, March 31, 2014, Dec. 31, 2013 and Sept. 30, 2013, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per share data)	2014	2013
Interest and dividend income:
Commercial real estate	$266.5	$262.7
Commercial	261.9	260.3
Residential mortgage	113.7	103.5
Consumer	55.2	56.1

Total interest on loans	697.3	682.6
Securities	72.8	66.9
Loans held for sale	0.6	1.3
Short-term investments	0.3	0.2

Total interest and dividend income	771.0	751.0

Interest expense:
Deposits	59.2	61.4
Borrowings	8.7	7.6
Notes and debentures	19.3	18.3

Total interest expense	87.2	87.3

Net interest income	683.8	663.7
Provision for loan losses	30.7	33.7

Net interest income after provision for loan losses	653.1	630.0

Non-interest income:
Bank service charges	96.6	95.5
Operating lease income	31.4	27.6
Investment management fees	31.1	25.1
Commercial banking lending fees	24.8	29.7
Insurance revenue	23.3	24.5
Brokerage commissions	10.2	10.0
Customer interest rate swap income, net	5.4	6.9
Net gains on sales of residential mortgage loans	1.9	13.8
Net (losses) gains on sales of acquired loans	(0.6)	5.8
Gain on merchant services joint venture, net of expenses	20.6	—
Other non-interest income	19.3	20.3

Total non-interest income	264.0	259.2

Non-interest expense:
Compensation and benefits	327.8	319.5
Occupancy and equipment	111.0	111.5
Professional and outside service fees	44.5	44.9
Operating lease expense	28.5	22.9
Regulatory assessments	26.2	25.4
Amortization of other acquisition-related intangible assets	18.6	19.6
Other non-interest expense	77.2	86.5

Total non-interest expense (1)	633.8	630.3

Income before income tax expense	283.3	258.9
Income tax expense	96.3	85.8

Net income	$187.0	$173.1

Basic and diluted earnings per common share	$0.62	$0.55

(1)	Total non-interest expense includes $8.9 million and $11.7 million of non-operating expenses for the nine months ended September 30, 2014 and 2013, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2014			June 30, 2014			September 30, 2013
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments (2)	$254.3	$0.1	0.20%	$206.3	$0.1	0.21%	$179.4	$—	0.21%
Securities (3)	4,690.3	26.0	2.22	4,673.5	26.4	2.26	4,528.9	24.0	2.12
Loans:
Commercial (4)	9,566.4	91.5	3.83	9,087.1	89.8	3.95	8,470.2	88.7	4.19
Commercial real estate	9,228.6	89.2	3.86	9,072.3	88.6	3.91	8,148.3	90.0	4.42
Residential mortgage	4,636.5	38.4	3.31	4,539.5	38.0	3.35	4,156.2	35.2	3.38
Consumer	2,179.6	18.5	3.40	2,157.1	18.4	3.41	2,140.9	18.6	3.48

Total loans	25,611.1	237.6	3.71	24,856.0	234.8	3.78	22,915.6	232.5	4.06

Total earning assets	30,555.7	$263.7	3.45%	29,735.8	$261.3	3.52%	27,623.9	$256.5	3.71%

Other assets	3,594.7			3,537.0			3,592.3

Total assets	$34,150.4			$33,272.8			$31,216.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,492.0	$—	—%	$5,299.7	$—	—%	$5,077.0	$—	—%
Savings, interest-bearing checking and money market	14,481.8	9.3	0.26	14,138.0	9.1	0.26	12,482.3	8.2	0.26
Time	4,685.8	10.9	0.93	4,413.3	10.6	0.96	4,507.1	11.9	1.05

Total deposits	24,659.6	20.2	0.33	23,851.0	19.7	0.33	22,066.4	20.1	0.36

Borrowings:
Federal Home Loan Bank advances	2,454.8	2.3	0.38	2,770.6	2.3	0.33	2,387.8	2.2	0.37
Customer repurchase agreements	486.8	0.2	0.20	472.8	0.2	0.20	548.7	0.3	0.20
Federal funds purchased	425.6	0.2	0.17	405.9	0.2	0.19	520.5	0.2	0.17
Repurchase agreements	73.0	0.1	0.26	138.8	0.1	0.24	1.0	—	1.75
Other borrowings	2.5	—	0.32	4.2	—	—	4.9	—	0.08

Total borrowings	3,442.7	2.8	0.32	3,792.3	2.8	0.30	3,462.9	2.7	0.31

Notes and debentures	1,022.3	7.4	2.89	661.2	6.0	3.64	639.0	5.9	3.69

Total funding liabilities	29,124.6	$30.4	0.42%	28,304.5	$28.5	0.40%	26,168.3	$28.7	0.44%

Other liabilities	377.7			359.8			425.8

Total liabilities	29,502.3			28,664.3			26,594.1
Stockholders’ equity	4,648.1			4,608.5			4,622.1

Total liabilities and stockholders’ equity	$34,150.4			$33,272.8			$31,216.2

Net interest income/spread (5)		$233.3	3.03%		$232.8	3.12%		$227.8	3.27%

Net interest margin			3.05%			3.13%			3.30%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	Fully taxable equivalent adjustment was $4.8 million, $4.6 million and $4.3 million for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2014			September 30, 2013
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments (2)	$194.3	$0.3	0.20%	$159.5	$0.2	0.20%
Securities (3)	4,756.4	79.7	2.23	4,544.5	72.8	2.13
Loans:
Commercial (4)	9,121.9	269.1	3.93	8,380.5	267.0	4.25
Commercial real estate	9,069.6	266.5	3.92	7,771.2	262.7	4.51
Residential mortgage	4,553.3	114.3	3.35	4,047.2	104.8	3.45
Consumer	2,165.2	55.2	3.40	2,142.5	56.1	3.49

Total loans	24,910.0	705.1	3.77	22,341.4	690.6	4.12

Total earning assets	29,860.7	$785.1	3.51%	27,045.4	$763.6	3.76%

Other assets	3,551.6			3,689.4

Total assets	$33,412.3			$30,734.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,327.5	$—	—%	$4,973.0	$—	—%
Savings, interest-bearing checking and money market	13,970.5	27.0	0.26	12,281.9	24.5	0.27
Time	4,499.9	32.2	0.95	4,567.0	36.9	1.08

Total deposits	23,797.9	59.2	0.33	21,821.9	61.4	0.37

Borrowings:
Federal Home Loan Bank advances	2,812.9	7.2	0.34	1,840.5	5.9	0.43
Customer repurchase agreements	489.0	0.7	0.20	533.5	0.8	0.20
Federal funds purchased	479.9	0.7	0.17	637.0	0.9	0.19
Repurchase agreements	71.2	0.1	0.25	1.0	—	1.75
Other borrowings	4.7	—	0.08	1.7	—	0.08

Total borrowings	3,857.7	8.7	0.30	3,013.7	7.6	0.34

Notes and debentures	775.7	19.3	3.32	650.3	18.3	3.75

Total funding liabilities	28,431.3	$87.2	0.41%	25,485.9	$87.3	0.46%

Other liabilities	373.8			433.1

Total liabilities	28,805.1			25,919.0
Stockholders’ equity	4,607.2			4,815.8

Total liabilities and stockholders’ equity	$33,412.3			$30,734.8

Net interest income/spread (5)		$697.9	3.10%		$676.3	3.30%

Net interest margin			3.12%			3.33%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	Fully taxable equivalent adjustment was $14.1 million and $12.6 million for the nine months ended September 30, 2014 and 2013, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013
Originated non-performing loans:
Commercial:
Commercial real estate	$56.0	$59.7	$60.1	$70.8	$69.8
Commercial and industrial	52.8	45.8	41.7	43.8	66.7
Equipment financing	29.3	30.7	22.0	23.2	21.2

Total	138.1	136.2	123.8	137.8	157.7

Retail:
Residential mortgage	41.8	44.8	51.3	58.9	59.5
Home equity	16.6	18.0	19.0	19.8	19.9
Other consumer	0.1	0.1	0.2	0.1	0.1

Total	58.5	62.9	70.5	78.8	79.5

Total originated non-performing loans (1)	196.6	199.1	194.3	216.6	237.2

REO:
Residential	16.2	14.9	17.0	13.6	14.6
Commercial	12.4	13.9	16.5	13.1	13.3

Total REO	28.6	28.8	33.5	26.7	27.9

Repossessed assets	3.5	4.8	3.7	4.5	6.1

Total non-performing assets	$228.7	$232.7	$231.5	$247.8	$271.2

Acquired non-performing loans (contractual amount) (2)	$116.3	$118.3	$145.7	$142.5	$154.2

Originated non-performing loans as a percentage of originated loans	0.79%	0.82%	0.84%	0.95%	1.10%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.92	0.96	1.00	1.08	1.26
Tangible stockholders’ equity and originated allowance for loan losses	8.37	8.61	8.72	9.47	10.12

(1)	Reported net of government guarantees totaling $18.1 million at Sept. 30, 2014, $18.4 million at June 30, 2014, $19.2 million at March 31, 2014, $19.4 million at Dec. 31, 2013 and $19.8 million at Sept. 30, 2013.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013
Allowance for loan losses on originated loans:
Balance at beginning of period	$182.5	$180.0	$177.5	$177.5	$177.5
Charge-offs	(9.1)	(8.1)	(6.4)	(11.4)	(10.7)
Recoveries	1.2	2.6	0.9	1.3	1.2

Net loan charge-offs	(7.9)	(5.5)	(5.5)	(10.1)	(9.5)
Provision for loan losses	10.4	8.0	8.0	10.1	9.5

Balance at end of period	185.0	182.5	180.0	177.5	177.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.1	10.3	10.3	10.7	8.2
Charge-offs	(0.2)	(1.0)	(1.5)	(0.3)	(0.1)
Provision for loan losses	2.0	0.8	1.5	(0.1)	2.6

Balance at end of period	11.9	10.1	10.3	10.3	10.7

Total allowance for loan losses	$196.9	$192.6	$190.3	$187.8	$188.2

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.92%	0.92%	0.95%	0.95%	1.02%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.29	0.30	0.32	0.30	0.31
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.75	0.78	0.78	0.82
Originated non-performing loans	94.1	91.7	92.7	81.9	74.8

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013
Commercial:
Commercial real estate	$4.2	$3.0	$2.9	$2.1	$(0.1)
Commercial and industrial	1.8	1.8	0.6	3.7	6.4
Equipment financing	(0.1)	0.1	0.5	0.8	0.9

Total	5.9	4.9	4.0	6.6	7.2

Retail:
Residential mortgage	0.7	0.5	1.0	1.5	0.4
Home equity	1.2	0.8	1.7	2.0	1.6
Other consumer	0.3	0.3	0.3	0.3	0.4

Total	2.2	1.6	3.0	3.8	2.4

Total	$8.1	$6.5	$7.0	$10.4	$9.6

Net loan charge-offs to average total loans (annualized)	0.13%	0.10%	0.12%	0.18%	0.17%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) charges related to executive-level management separation costs; (iv) severance-related costs; and (v) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013	2014	2013
Total non-interest expense	$208.8	$208.3	$216.7	$208.7	$212.5	$633.8	$630.3

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(1.8)	—	(4.4)	—	(2.8)	(6.2)	(9.0)
Severance-related costs	(0.3)	(1.6)	(0.8)	(0.4)	(0.5)	(2.7)	(2.4)
Acquisition integration and other costs	—	—	—	(0.6)	—	—	(0.3)

Total	(2.1)	(1.6)	(5.2)	(1.0)	(3.3)	(8.9)	(11.7)

Operating non-interest expense	206.7	206.7	211.5	207.7	209.2	624.9	618.6

Operating lease expense (1)	(8.7)	(8.7)	(11.1)	(8.4)	(7.8)	(28.5)	(22.9)
Amortization of other acquisition-related intangible assets	(6.2)	(6.2)	(6.2)	(6.6)	(6.5)	(18.6)	(19.6)
Other (2)	(2.2)	(3.7)	(2.0)	(1.4)	(4.0)	(7.9)	(8.9)

Total non-interest expense for efficiency ratio	$189.6	$188.1	$192.2	$191.3	$190.9	$569.9	$567.2

Net interest income (FTE basis)	$233.3	$232.8	$231.8	$229.5	$227.8	$697.9	$676.3
Total non-interest income	84.0	100.1	79.9	82.5	86.1	264.0	259.3

Total revenues	317.3	332.9	311.7	312.0	313.9	961.9	935.6
Adjustments:
Gain on merchant services joint venture, net of expenses	—	(20.6)	—	—	—	(20.6)	—
Operating lease expense (1)	(8.7)	(8.7)	(11.1)	(8.4)	(7.8)	(28.5)	(22.9)
BOLI FTE adjustment	0.7	0.6	0.6	0.7	0.6	1.9	1.4
Net security gains	(0.2)	—	(0.1)	—	—	(0.3)	—
Other (3)	(0.5)	—	(0.1)	0.1	—	(0.6)	(0.9)

Total revenues for efficiency ratio	$308.6	$304.2	$301.0	$304.4	$306.7	$913.8	$913.2

Efficiency ratio	61.4%	61.8%	63.9%	62.8%	62.2%	62.4%	62.1%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions, except per share data)	2014	2014	2014	2013	2013	2014	2013
Net income, as reported	$61.6	$72.3	$53.1	$59.3	$58.5	$187.0	$173.1

Adjustments to arrive at operating earnings:
Gain on merchant services joint venture, net of expenses	—	(20.6)	—	—	—	(20.6)	—
Writedowns of banking house assets	1.8	—	4.4	—	2.8	6.2	9.0
Severance-related costs	0.3	1.6	0.8	0.4	0.5	2.7	2.4
Acquisition integration and other costs	—	—	—	0.6	—	—	0.3

Total pre-tax adjustments	2.1	(19.0)	5.2	1.0	3.3	(11.7)	11.7
Tax effect	(0.7)	6.6	(1.8)	(0.3)	(1.0)	4.1	(3.7)

Total adjustments, net of tax	1.4	(12.4)	3.4	0.7	2.3	(7.6)	8.0

Operating earnings	$63.0	$59.9	$56.5	$60.0	$60.8	$179.4	$181.1

Earnings per share, as reported (1)	$0.21	$0.24	$0.18	$0.20	$0.19	$0.62	$0.55

Adjustments to arrive at operating earnings per share:
Gain on merchant services joint venture, net of expenses	—	(0.04)	—	—	—	(0.04)	—
Writedowns of banking house assets	—	—	0.01	—	0.01	0.01	0.03
Severance-related costs	—	—	—	—	—	0.01	—
Acquisition integration and other costs	—	—	—	—	—	—	—

Total adjustments per share (1)	—	(0.04)	0.01	—	0.01	(0.02)	0.03

Operating earnings per share	$0.21	$0.20	$0.19	$0.20	$0.20	$0.60	$0.58

Average total assets	$34,150	$33,273	$32,799	$31,822	$31,216	$33,412	$30,735

Operating return on average assets (annualized)	0.74%	0.72%	0.69%	0.75%	0.78%	0.72%	0.79%

(1)	The sum of the quarterly per share amounts for 2014 do not equal the nine months ended amounts due to rounding and/or changes in average share count.

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013	2014	2013
Operating earnings	$63.0	$59.9	$56.5	$60.0	$60.8	$179.4	$181.1

Average stockholders’ equity	$4,648	$4,609	$4,564	$4,574	$4,622	$4,607	$4,816
Less: Average goodwill and average other acquisition-related intangible assets	2,112	2,118	2,125	2,131	2,137	2,118	2,144

Average tangible stockholders’ equity	$2,536	$2,491	$2,439	$2,443	$2,485	$2,489	$2,672

Operating return on average tangible stockholders’ equity (annualized)	9.9%	9.6%	9.3%	9.8%	9.8%	9.6%	9.0%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2014	2014	2014	2013	2013	2014	2013
Dividends paid	$49.4	$49.4	$48.6	$49.8	$50.3	$147.4	$155.0

Operating earnings	$63.0	$59.9	$56.5	$60.0	$60.8	$179.4	$181.1

Operating dividend payout ratio	78.4%	82.5%	86.0%	83.0%	82.7%	82.2%	85.6%

TANGIBLE EQUITY RATIO
(dollars in millions)	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Total stockholders’ equity	$4,655	$4,636	$4,596	$4,568	$4,638
Less: Goodwill and other acquisition-related intangible assets	2,109	2,115	2,121	2,127	2,134

Tangible stockholders’ equity	$2,546	$2,521	$2,475	$2,441	$2,504

Total assets	$34,775	$33,921	$33,112	$33,214	$31,511
Less: Goodwill and other acquisition-related intangible assets	2,109	2,115	2,121	2,127	2,134

Tangible assets	$32,666	$31,806	$30,991	$31,087	$29,377

Tangible equity ratio	7.8%	7.9%	8.0%	7.9%	8.5%

TANGIBLE BOOK VALUE PER SHARE
(in millions, except per share data)	Sept. 30, 2014	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Tangible stockholders’ equity	$2,546	$2,521	$2,475	$2,441	$2,504

Common shares issued	396.71	396.66	396.45	396.45	396.44
Less: Shares classified as treasury shares	89.04	89.03	89.03	89.54	80.62
Unallocated ESOP shares	7.75	7.84	7.93	8.01	8.10

Common shares	299.92	299.79	299.49	298.90	307.72

Tangible book value per share	$8.49	$8.41	$8.26	$8.17	$8.14